Exhibit 10.1(a)

[LOGO]

Société anonyme à directoire et conseil de surveillance au capital de 423.120 €

Siège social : 17, Place de la Résistance – 92130 Issy-les-Moulineaux

412 027 492 RCS Nanterre

Avenant au

Contrat d’Emission d’Obligations Convertibles

ENTRE LES SOUSSIGNES :

-	TRAQUEUR, société anonyme au capital de 422.955 € dont le siège est situé à Issy Les Moulineaux (92130), 17, Place de la Résistance, et dont le numéro d’immatriculation au RCS de Nanterre est 412 027 492, dûment représentée par M. Stéphane Schmoll en sa qualité de président du Directoire, ci-après « l’Emetteur » ou la « Société ».

de première part,

-	Monsieur Jean-Jacques SCHMOLL, demeurant 141, rue de Longchamp – 75116 Paris, marié sous le régime de la communauté universelle ;

-	Monsieur Stéphane SCHMOLL, demeurant 16, rue Descartes – 92190 Meudon, marié sous le régime de la communauté de biens réduite aux acquêts ;

ci-après désignés ensemble par les « Dirigeants »,

-	Monsieur Luc CHAMBON, demeurant 107, rue de l’Université – 75007 Paris, marié sous le régime de communauté réduite aux acquêts, dûment représenté aux fins des présentes par Monsieur Stéphane Schmoll en vertu d’un pouvoir ;

MM. Stéphane Schmoll et Luc Chambon étant ci-après désignés ensemble par le « Directoire »

de deuxième part,

-	La société LOJACK, INC. société de droit de l’Etat du Delaware, immatriculée sous le numéro (FED ID) 04-2664794, dûment représentée par M. Stéphane Schmoll en vertu d’un pouvoir,

-	La société SIGEFI VENTURES GESTION, société anonyme au capital de 422.670 €, dont le siège social est à Lyon (69006) – 139, rue Vendôme et dont le numéro unique d’identification est 420 732 661 RCS Lyon, agissant au nom, pour le compte et en sa qualité de société de gestion du FCPR SIPAREX VENTURES 1 et des FCPI ING (F) ACTIONS INNOVATION 1, ING (F) ACTIONS INNOVATION 2 UNI-INNOVATION 1 et agissant également au nom, pour le compte et en sa qualité de délégataire de la gestion des actifs non cotés du FCPI INDOCAM INNOVATION I, représentée par Monsieur Michel FAURE, dûment habilité à cet effet,

-	La société SIPAREX CROISSANCE, société en commandite par actions au capital de 65.683.095 euros, dont le siège social est situé 139 rue Vendôme, 69006 Lyon, inscrite sous le numéro d’identification unique 312 056 641 RCS LYON, représentée par son gérant la Société SIGEFI, société par actions simplifiée au capital de 1.891.336 euros, dont le siège social est situé 139 rue Vendôme, 69006 Lyon, inscrite sous le numéro d’identification unique 331 595 587 RCS LYON, elle-même représentée par Monsieur Michel FAURE, dûment habilité aux fins des présentes,

-	La société SIPAREX DEVELOPPEMENT, société en commandite par actions au capital de 34.009.245 euros, dont le siège social est situé 166 rue du Faubourg Saint Honoré, 75008 Paris, inscrite sous le numéro d’identification unique 378 213 375 RCS PARIS, représentée par son gérant la Société SIGEFI, société par actions simplifiée au capital de 1.891.336 euros, dont le siège social est situé 139 rue Vendôme, 69006 Lyon, inscrite sous le numéro d’identification unique 331 595 587 RCS LYON, elle-même représentée par Monsieur Michel FAURE, dûment habilité aux fins des présentes,

-	La société CREDIT LYONNAIS PRIVATE EQUITY, société anonyme à directoire et conseil de surveillance au capital de 8.000.000 euros, dont le siège est à PARIS (75116) 43/47, avenue de la grande armée immatriculée au RCS de Paris sous le n° B 428 711 196 représentée par Monsieur Roland DERRIEN, agissant au nom, pour le compte et en sa qualité de société de gestion du FCPR CL Capital Développement 1 et du FCPI Crédit Lyonnais Innovation 1,

-	La société VIVERIS MANAGEMENT, société par actions simplifiée au capital de 91.500 €, dont le siège social est à Marseille, immatriculée au R.C.S. de Marseille sous le numéro 432 544 773, représentée par M. Marc VILLECROZE ABDELOUHAB, dûment habilité à cet effet, agissant au nom, pour le compte et en sa qualité de société de gestion d’INNOVERIS, Fonds Commun de Placement pour l’Innovation,

-	BNP PARIBAS DEVELOPPEMENT, Société par actions simplifiée au capital de 68.000.000 € dont le siège social est à PARIS (75009), rue Chauchat, immatriculée au RCS de Paris sous le n° B 348 540 592 représentée par M. Michel ALHEN, dûment habilité aux fins des présentes.

ci-après désignés ensemble par les « Souscripteurs », agissant sans solidarité entre eux,

de troisième part,

-	Monsieur Xavier GERARD, demeurant 21, boulevard Beauséjour, 75116 Paris, marié sous le régime de la participation aux acquêts,

-	Monsieur Hervé RIPAULT, demeurant 4, boulevard des Sablons, 92200 Neuilly-sur-Seine marié sous le régime de la séparation de biens,

-	Mercure Epargne Longue SA, Société d’investissement à capital variable, dont le siège social est 4-6 Rond Point des Champs-Élysées, 75008 Paris, immatriculée au registre du commerce et des sociétés de Paris sous le numéro 438 848 848, représentée par Madame Anouk BARA, dûment habilité aux fins des présentes en vertu d’un pouvoir signé par M. Nicolas TREBOUTA,

-	Madame Anne BATESON, demeurant 90, rue de Grenelle, 75007 Paris, mariée sous le régime de la séparation de biens,

ci-après désignés ensemble les « Souscripteurs du Groupe A », agissant sans solidarité entre eux,

de quatrième part.

Les parties étant ci-après individuellement dénommées une « Partie » et collectivement les « Parties ».

PREAMBULE :

Les Parties sont convenues de la nécessité de renforcer les fonds propres de la Société par la mise en place un financement à court terme de l’entreprise.

Afin de structurer ce financement à court terme, les Parties ont voté en assemblée générale extraordinaire d’actionnaires le 21 février 2003 en faveur de la première résolution visant à autoriser le Directoire à procéder à une émission d’obligations convertibles en actions de la Société (ci-après les « OC »), avec maintien du droit préférentiel de souscription au profit des actionnaires.

Les Souscripteurs du Groupe A ont décidé de limiter la souscription totale des actionnaires du Groupe A à huit cent vingt six mille neuf cent quatre vingt quinze (826.995) euros, le solde de l’émission, soit un million cent soixante-treize mille (1.173.000) euros étant entièrement souscrit par les Souscripteurs (titulaires d’actions de la Société de catégorie B ou C) au titre de leurs souscriptions à titre irréductibles et réductibles.

A la suite des opérations relatives à l’émission des OC, la Société a constaté la présence d’une erreur matérielle dans le contrat d’émission d’OC en date du 10 mars 2003 (ci-après le « Contrat »). L’objet du présent avenant est de procéder à la correction de cette erreur matérielle.

CECI AYANT ETE EXPOSE, IL A ETE CONVENU CE QUI SUIT :

article 1 – RECTIFICATION DU TABLEAU DES ENGAGEMENTS DE SOUSCRIPTION

Le tableau récapitulatif des engagements de souscription des Souscripteurs et des Souscripteurs du Groupe A inséré à l’Article 3 (Engagement des Parties) est modifié pour la ligne « Mme Anne Bateson » afin de rendre cohérent le nombre d’OC souscrites avec le montant en euros par elle souscrit, et est désormais :

Souscripteurs	A titre irréductible	A titre réductible	Total	Montant Souscrit (en €)
LoJack	5 847	17 081	22.928	343 920
Fonds gérés par Sigefi et SVG	9 811	13 117	22.928	343 920
FCPI CLI	0	0	0	0
CLCD 1	7 450	10 786	18 236	273 540
BNP Développement	2 220	2 699	4 919	73 785
Innoveris	2 343	6 846	9 189	137 835

Sous-total Souscripteurs	27 671	50 529	78 200	1 173 000

M. Xavier Gérard	3 967	9 433	13 400	201 000
M. Hervé Ripault	761	573	1 334	20 010
Mercure Epargne Longue SA	1	11 656	11 657	174 855
Mme Anne Bateson	1 465	0	1 465	21 975

Sous Total Souscripteurs du Groupe A	6.194	21.662	28.632	417.840

Total	33 865	72.191	106.056	1.590.840

ARTICLE 2 – INTERPRETATION

2.1 L’ensemble des autres dispositions du Contrat demeure inchangé.

2.2 Tous les termes utilisés dans le présent avenant dont la première lettre est en majuscule ont la même signification que ceux définis dans le Contrat sauf s’ils sont définis autrement dans le présent avenant.

Fait en quinze (15) exemplaires originaux, chaque Partie paraphant et signant le seul exemplaire lui revenant,

A Paris, le 25 mars 2003.

Traqueur SA Représentée par Monsieur Stéphane SCHMOLL	Monsieur Stéphane SCHMOLL

/s/ Stephane Schmoll	/s/ Stephane Schmoll

Monsieur Jean-Jacques SCHMOLL	Monsieur Luc CHAMBON

/s/ Jean-Jacques Schmoll	/s/ Luc Chambon

SIPAREX CROISSANCE Représentée par Monsieur Michel FAURE	SIGEFI VENTURES GESTION Représentée par Monsieur Michel FAURE

/s/ Michel Faure	/s/ Michel Faure

SIPAREX DEVELOPPEMENT Représentée par Monsieur Michel FAURE	LOJACK Inc. Représentée par M. Stéphane SCHMOLL

/s/ Michel Faure	/s/ Stephane Schmoll

CREDIT LYONNAIS PRIVATE EQUITY Représentée par M. Roland DERRIEN	VIVERIS MANAGEMENT Représentée par M. Marc VILLECROZE ABDELOUHAB

/s/ Roland Derrien

BNP PARIBAS DEVELOPPEMENT Représentée par M. Michel ALHEN	Monsieur Xavier GERARD

/s/ Michel Alhen

Madame Anne BATESON	Monsieur Hervé RIPAULT

/s/ Herve Ripault

Mercure Epargne Longue Représentée par Mme Anouk BARA

/s/ Anouk Bara